As filed with the Securities and Exchange Commission on July 25, 2007

Registration No. 333-78239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE SERVICEMASTER COMPANY
(Exact Name of Registrant as specified in its Charter)

Delaware	36-3858106
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

860 Ridge Lake Boulevard
Memphis, Tennessee 38120
(901) 597-1400
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Options Assumed by The ServiceMaster Company Originally
Granted Under the American Residential Services, Inc.
1996 Incentive Plan and
1997 Employee Incentive Plan
(Full title of the plan)

Jim L. Kaput
Senior Vice President and General Counsel
The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515-1700
 (630) 663-2000
(Name, address and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-78239) of The ServiceMaster Company (“ServiceMaster”).

ServiceMaster, ServiceMaster Global Holdings, Inc., a Delaware corporation (formerly known as CDRSVM Topco, Inc.), and CDRSVM Acquisition Co., Inc. (“CDRSVM Sub”), a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of March 18, 2007, which contemplates, among other things, the merger of CDRSVM Sub with and into ServiceMaster (the “Merger”), with ServiceMaster being the surviving entity and becoming an indirect, wholly-owned subsidiary of ServiceMaster Global Holdings, Inc.  The Merger was consummated on July 24, 2007.

In connection with the Merger, ServiceMaster hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on July 25, 2007.

THE SERVICEMASTER COMPANY

By:	/s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and
General Counsel

DATE:  July 25, 2007

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